Significant Subsidiaries of Citigroup	Exhibit 21.01

       In accordance with SEC rules, the following is a list of Citigroup’s subsidiaries as of December 31, 2016, other than those subsidiaries, considered in the aggregate as a single subsidiary, that would not constitute a “significant subsidiary” as of year-end 2016.

       This list of subsidiaries will change from year-to-year as a result of changes in Citigroup’s and its subsidiaries’ results of operations and financial condition, legal entity consolidations and any sales and other dispositions of Citigroup’s subsidiaries. Accordingly, this list is not representative of the total number of subsidiaries that Citigroup may have at any given time.

The indentations below reflect the principal parenting of each subsidiary.
Subsidiary	Jurisdiction Name
Citi GSCP Inc.	Delaware
Citigroup Niagara Holdings LLC	Delaware
Citi Niagara LLC	Delaware
TRV Holdings LLC	Delaware
TRV Investments LLC	Delaware
COHM Overseas Mexico Holding, S. de R.L. de C.V.	Mexico
Citigroup Capital Partners Mexico, S. de R.L. de C.V.	Mexico
NAMGK Mexico Holding, S. de R.L. de C.V.	Mexico
Citicorp (Mexico) Holdings LLC	Delaware
Grupo Financiero Banamex, S.A. de C.V.	Mexico
Acciones y Valores Banamex, S.A. de C.V. Casa de Bolsa, Integrante del Grupo
Financiero Banamex	Mexico
Impulsora de Fondos Banamex, S.A. de C.V., Sociedad Operadora de
Sociedades de Inversion	Mexico
Afore Banamex, S.A. de C.V.	Mexico
Banco Nacional de Mexico, S.A.	Mexico
Inmuebles Banamex, S.A. de C.V.	Mexico
Tarjetas Banamex, S.A. de C.V., SOFOM, E.R.	Mexico
Travelers Auto Leasing LLC	Delaware
Administradora de Valores Integrales, S. de R.L. de C.V.	Mexico
Seguros Banamex, S.A. de C.V., Integrante del Grupo Financiero Banamex	Mexico
Citicorp Banking Corporation	Delaware
Associates First Capital Corporation	Delaware
CitiFinancial Credit Company	Delaware

Citicorp Home Mortgage Services, Inc.	North Carolina
Citigroup Finance Canada Inc.	Canada
Citigroup Fund Services Canada, Inc.	Canada
CitiFinancial Canada, Inc.	Canada
Citicorp Funding, Inc.	Delaware
Citicorp Municipal Mortgage Holdings Inc.	Delaware
Citigroup Global Markets Realty Corp.	New York
Citigroup Insurance Holding Corporation	Georgia
Prime Reinsurance Company, Inc.	Vermont
Citigroup Technology, Inc.	Delaware
Court Square Capital Limited	Delaware
Citicorp Technology Holdings Inc.	Delaware
Orbitech Private Limited	India
CVCIGP II US Employee, L.P.	Cayman Islands
Citigroup Venture Capital International Growth Partnership (Employee) II, L.P.	Cayman Islands
Citicorp	Delaware
Citibank, N.A.	United States
Citibank (China) Co., Ltd.	China
Citibank del Peru S.A.	Peru
Citibank Kazakhstan JSC	Kazakhstan
Citibank Overseas Investment Corporation	United States
Administradora de Valores de Guatemala, S.A.	Guatemala
Bank Handlowy w Warszawie S.A.	Poland
Citi Investments Bahamas Ltd.	Bahamas
Citi Overseas Holdings Bahamas Limited	Bahamas
Citibank Holdings Ireland Limited	Ireland
Citibank Europe plc	Ireland
Citigroup Asia Pacific Holding LLC	Delaware
Banco Citibank S.A.	Brazil
Citibank Corretora de Seguros Ltda.	Brazil
Citibank-Distribuidora de Titulos e Valores Mobiliarios S.A.	Brazil
Citigroup Holding (Singapore) Private Limited	Singapore
Citibank (Hong Kong) Limited	Hong Kong
Citibank Berhad	Malaysia
Citibank Singapore Limited	Singapore
Citicorp International Limited	Hong Kong
Citicorp Investment Bank (Singapore) Limited	Singapore

Citigroup Pty Limited	Australia
Citi Overseas Investments Bahamas Inc.	Bahamas
Citigroup Global Markets Finance Corporation & Co. beschrankt haftende KG	Germany
Citigroup Global Markets Deutschland AG	Germany
Citigroup International Luxembourg Limited	England
Citigroup Participation Luxembourg Limited	England
Citibank Canada	Canada
Citibank Colombia S.A.	Colombia
Citibank Investments Limited	England
CitiFinancial Holdings Limited	England
Citibank Japan Ltd.	Japan
Citibank Korea Inc.	Korea, Republic of
Citibank Nigeria Limited	Nigeria
Citibank Securities (Taiwan) Limited	Taiwan
Citibank Taiwan Ltd.	Taiwan
Citicorp Services India Private Limited	India
Citigroup Chile S.A.	Chile
Citigroup Netherlands B.V.	Netherlands
AO Citibank	Russian Federation
Citibank Anonim Sirketi	Turkey
CJP Holdings Inc.	Delaware
Public Joint Stock Company "Citibank"	Ukraine
Yonder Investment Corporation	Delaware
Associates Financial Services (Mauritius) LLC	Mauritius
Citicorp Finance (India) Limited	India
Latin American Investment Bank Bahamas Limited	Bahamas
Citicorp Credit Services, Inc. (USA)	Delaware
Citicorp USA, Inc.	Delaware
Citi Retail Services LLC	Delaware
CitiMortgage, Inc.	New York
Ecount, Inc.	Delaware
Citigroup BUSA Holdings Inc.	Delaware
Holding BUSA II, S. de R.L. de C.V.	Mexico
Holding BUSA, S. de R.L. de C.V.	Mexico
Citigroup Global Markets Holdings Inc.	New York
Citigroup Financial Products Inc.	Delaware

Citicorp Securities Services, Inc.	Delaware
Citigroup Energy Inc.	Delaware
Citigroup Global Markets (International) Finance AG	Switzerland
Citigroup Global Markets Europe Limited	England
Citigroup Global Markets Limited	England
Citigroup Global Markets Holdings Bahamas Limited	Bahamas
Citigroup Global Markets Inc.	New York
Citigroup Global Markets India Private Limited	India
The Yield Book Inc.	Delaware
Citigroup Japan Holdings G.K.	Japan
Citigroup Global Markets Japan Inc.	Japan
Citigroup Services Japan Ltd.	Japan